Exhibit B-120

                    CERTIFICATE OF FORMATION

                               OF

                    TELEMETRY SOLUTIONS, LLC

     This Certificate of Formation of Telemetry Solutions, LLC (the "Company"), dated as of January 8, 1997, is being duly executed and filed by KLT Telecom Inc. as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL. C. 18-101, et. seq.).

     FIRST. Name. The name of the limited liability company formed hereby is Telemetry Solutions, LLC.

     SECOND.  Registered Office and Registered Agent.  The
Company's registered office in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

     IN WITNESS THEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                        KLT Telecom Inc.
                                        a Missouri corporation

                                        /s/R. G. Wasson



      Certificate of Amendment of Certificate of Formation

                               Of

                    TELEMETRY SOLUTIONS, LLC


     It is hereby certified that:

     1. The name of the limited liability company (hereinafter called the "limited liability company" is TELEMETRY SOLUTIONS, LLC.

     2. The certificate of formation of the limited liability company is hereby amended by striking out Article[s] Second and Third thereof and by substituting in lieu of said Article[s] the following new Article[s]:

            SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by
       Section 18-104 of the Delaware Limited Liability Company Act are The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805.

     Executed on 20, January, 1998.

     /s/ Mark G. English